UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2008

EVERGREENBANCORP, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

00032915	91-2097262
(Commission File Number)	IRS Employer Identification No.

1111 3rd Avenue, Suite 2100

Seattle, Washington 98101

(Address of principal executive offices) (zip code)

301 Eastlake Avenue East, Seattle, Washington 98109

(Former Address)

Registrant’s telephone number, including area code: (206) 628-4250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the shareholder meeting of EvergreenBancorp, Inc., Seattle, Washington (the “Company”) held on April 24, 2008, shareholders approved amending the Company’s Amended and Restated Articles of Incorporation (“Articles”) to (i) reflect current law and provide greater corporate flexibility in connection with Board composition; (ii) provide for the maximum indemnification permitted under applicable Washington State law; (iii) provide for mandatory indemnification and mandatory advances of expenses incurred; and (iv) eliminate personal liability of directors for monetary damages to the Company or its shareholders. At a subsequent meeting, the Company’s board of directors, among other things, approved conforming changes to the Company’s Bylaws in order to be consistent with the amendments to the Articles and to reflect current law

The Company’s Board of Directors had previously approved the amendments to the Articles at a meeting held on February 7, 2008.

A copy of the Amended and Restated Bylaws is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements. – not applicable

(b) Pro forma financial information. – not applicable

(c) Shell company transaction. – not applicable

(d) Exhibits.

3.1	Amended and Restated Bylaws approved July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2008

EVERGREENBANCORP, INC.

By:	/s/ Gerald O. Hatler
Gerald O. Hatler
President & Chief Executive Officer

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